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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                       ______________________________

                                  FORM 8-K
                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                       ______________________________

     Date of report (Date of earliest event reported): January 23, 2006


                    WESTBOROUGH FINANCIAL SERVICES, INC.
           (Exact name of registrant as specified in its charter)


       Massachusetts                000-27997               04-3504121
(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)             File Number)         Identification No.)

                  100 E. Main Street, Westborough, MA 01581
             (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code: (508) 366-4111

                               Not Applicable
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement.

      On January 23, 2006, the Board of Directors of Westborough Financial Services, Inc. (the "Registrant") amended and restated the Officers' Deferred Compensation Plan of Westborough Financial Services, Inc. and the Benefit Restoration Plan of Westborough Financial Services, Inc. in order to comply with section 409A of the Internal Revenue Code of 1986 and regulations or other guidance of the Internal Revenue Service ("IRS") published thereunder (collectively, "Section 409A"). Section 409A requires certain IRS restrictions on payment timing to participants under these plans and the circumstances under which elections to defer compensation or receive distributions of deferred compensation may be made.

      Officers' Deferred Compensation Plan. The Registrant maintains the Officers' Deferred Compensation Plan of Westborough Financial Services, Inc., a non-qualified plan, in order to offer eligible executives the opportunity to defer the receipt of a portion of their income in a manner that defers the taxation of such income. Under the Deferred Compensation Plan, each eligible officer may elect to defer receipt of all or a portion of his or her cash compensation received from the Registrant and The Westborough Bank. The deferred amounts are allocated to a deferral account and credited with market rate income or losses according to the investment return of investment options that are made available by the Registrant's Compensation Committee. The Deferred Compensation Plan is an unfunded, non-qualified plan that provides for distribution of the amounts deferred to participants or their designated beneficiaries upon the occurrence of certain events such as death, retirement, termination of service, disability or a change in control of the Registrant or The Westborough Bank (as those terms are defined in the Deferred Compensation Plan as required by Section 409A). A copy of this plan is attached hereto as Exhibit 10.6.

      Benefit Restoration Plan. The Registrant has also established the Benefit Restoration Plan of Westborough Financial Services, Inc. in order to provide restorative payments to executives who are prevented from receiving the full benefits contemplated by the Registrant's Employee Stock Ownership Plan benefit formula as well as its 401(k) Plan benefit formula. The restorative payments consist of payments in lieu of shares that cannot be allocated to participants under the Employee Stock Ownership Plan due to the legal limitations imposed on tax-qualified plans. The restorative payments also consist of amounts unable to be provided under the 401(k) Plan due to certain legal limitations imposed on tax-qualified plans. A copy of this plan is attached hereto as Exhibit 10.8.

Item 2.02   Results of Operations and Financial Condition.

      On January 26, 2006, the Registrant issued a press release disclosing certain information concerning its first quarter 2006 results of operations and financial condition. A copy of the press release is attached as
Exhibit 99.1 hereto.

Item 7.01   Regulation FD Disclosure.

      On January 26, 2006, the Registrant held its Annual Meeting of Shareholders at which management made a presentation to shareholders. A copy of management's presentation is attached as Exhibit 99.2 hereto.


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Item 9.01   Financial Statements and Exhibits.

(d)   The following exhibit is furnished with this report:

      Exhibit No.   Description

      10.6 Amended and Restated Officers' Deferred Compensation Plan of Westborough Financial Services, Inc.

      10.8 Amended and Restated Benefit Restoration Plan of Westborough Financial Services, Inc.

      99.1          Press Release of Westborough Financial Services, Inc.
                    dated January 26, 2006.

      99.2 Management's presentation at 2006 Annual Meeting of Shareholders of Westborough Financial Services, Inc.


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                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WESTBOROUGH FINANCIAL SERVICES, INC.


                                       By:     /s/ John L. Casagrande
                                               ----------------------------
                                       Name:   John L. Casagrande
                                       Title:  Senior Vice President and
                                       Treasurer

Date: January 26, 2006


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